Exhibit 10.6

RESTRICTED STOCK AWARD AGREEMENT

Quanex Corporation

1996 Employee Stock Option and Restricted Stock Plan

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made by and between Quanex Corporation, a Delaware corporation, (the “Company”) and                           (the “Executive”) on this           day of                     , 200    ( the “Grant Date”) pursuant to the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan (the “Plan”), which is incorporated by reference herein in its entirety.

WHEREAS, the Company desires to grant to the Executive the shares of equity securities specified herein (the “Shares”), subject to the terms and conditions of this Agreement; and

WHEREAS, the Executive desires to have the opportunity to hold Shares subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)                                  “Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Shares issued to the Executive hereunder and the obligation to forfeit and surrender such shares to the Company.

(b)                                 “Restricted Shares” shall mean Shares that are subject to the Forfeiture Restrictions under this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.                                      Grant of Restricted Shares.  On the date of this Agreement, the Company shall cause to be issued in the Executive’s name the following Shares as Restricted Shares:             shares of the Company’s Common Stock, $.50 par value.  The Company shall cause certificates evidencing the Restricted Shares to be issued in the Executive’s name, pursuant to which the Executive shall have, except for the Forfeiture Restrictions, all of the rights of a stockholder with respect to such Restricted Shares, including, without limitation, the right to receive any dividends or distributions allocable thereto and all voting rights appurtenant thereto.  Upon issuance the certificates shall be delivered to the Secretary of the Company or to such other depository as may be designated by the Committee under the Plan as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse.  On the date of this Agreement, the Executive shall deliver to the Company all stock powers, endorsed in blank, relating to the Restricted Shares.  In accepting this award of Shares the Executive accepts and agrees to be bound by all the terms and conditions of the Plan.

3.                                      Transfer Restrictions.  The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution) to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and no company shall be bound thereby.  Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.  The Executive also agrees (i) that the Company may refuse to cause the transfer of the Restricted Shares to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (ii) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

4.                                      Vesting.  The Shares that are granted hereby shall be subject to Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Shares that are granted hereby on the earlier of (a) the third anniversary of the Grant Date or (b) the date a Change in Control of the Company occurs, provided that the Executive’s employment with the Company has not terminated prior to such date.  However, in the event the Executive’s employment relationship with the Company is terminated due to the death, Disability or Retirement of the Executive prior to the earlier of the third anniversary of the Grant Date or the date a Change in Control of the Company occurs, the Forfeiture Restrictions shall lapse as to the Shares that are granted hereby on the date the Executive’s employment relationship with the Company is terminated due to the death, Disability or Retirement of the Executive.  If the Executive’s employment relationship with the Company terminates before the earlier of the third anniversary of the Grant Date or the date a Change in Control of the Company occurs, except as specified in the preceding sentence, the Forfeiture Restrictions then applicable to the Restricted Shares shall not lapse and all the Restricted Shares shall be forfeited to the Company.  For purposes of this Section 4, the term “Change in Control” shall have the meaning ascribed to that term in the individual change in control agreement between the Company and the Executive in effect on the Grant Date.  Upon the lapse of the Forfeiture Restrictions with respect to Shares granted hereby the Company shall cause to be delivered to the Executive a stock certificate representing such Shares, and such Shares shall be transferable by the Executive (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).  Notwithstanding any other provision of this Agreement, in no event will the Forfeiture Restrictions expire prior to the satisfaction by the Executive of any liability arising under Section 6 of this Agreement.

5.                                      Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.                                      Tax Withholding.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Executive for federal, state or local income or employment tax purposes with respect to which the Company has a withholding obligation, the Executive shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Executive fails to do so, the Company is authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Executive any tax required to be withheld by reason of such resulting income.

7.                                      Employment Relationship.  For purposes of this Agreement, the Executive shall be considered to be in the employment of the Company as long as the Executive has an employment relationship with the Company.  The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

8.                                      Section 83(b) Election.  The Executive shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the written approval of the Chief Financial Officer of the Company.  If the Chief Financial Officer of the Company permits the election, the Executive shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any.

9.                                      No Fractional Shares.  All provisions of this Agreement concern whole Shares.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

10.                               Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Executive and the Company or guarantee the right to remain employed by the Company for any specified term.

11.                               Legend.  If the Executive is an officer or affiliate of the Corporation under the Securities Act of 1933, the Executive consents to the placing on the certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

12.                               Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to the Executive at the Executive’s residential address indicated beneath the Executive’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.                               Amendment and Waiver.  This Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Executive.  Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Executive.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.                               Governing Law and Severability.  This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.                               Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Executive, the Executive’s permitted assigns and upon the Executive’s death, the Executive’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

16.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Executive has executed this Agreement, all as of the date first above written.

QUANEX CORPORATION

By:
Title:

EXECUTIVE:

IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Quanex Corporation, a Delaware corporation (the “Company”), the Shares transferred pursuant to the Restricted Stock Agreement dated                          between the Company and the undersigned ; and subject to and in accordance with such Restricted Stock Agreement the undersigned does hereby constitute and appoint                              the undersigned’s true and lawful attorney, IRREVOCABLY, to sell assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.

In Witness Whereof, the undersigned has executed this Irrevocable Stock Power on this               day of                              .